UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 12, 2021

Neuropathix, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-55657	46-2645343
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3805 Old Easton Road

Doylestown, PA 18902

(Address of Principal Executive Offices)

(858) 883-2642

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2021, Neuropathix, Inc., a Delaware corporation (the “Company”), executed that certain second amendment to the Company’s 2019 Equity Incentive Plan to (i) replace all references to “Kannalife, Inc.,” the Company’s former name, to “Neuropathix, Inc.,” and (ii) increase the number of shares of Company common stock authorized for issuance thereunder from 11,250,000 to 20,000,000 shares (the “Plan Amendment”).

The Plan Amendment was approved by the Company’s Board of Directors on March 12, 2021. The Plan Amendment remains subject to shareholder approval, which the Company shall undertake to obtain as soon as reasonably practicable, but in no even later than one year from the amendment date. In the event that the Company does not obtain the requisite shareholder approval of the Plan Amendment within one year, the Plan Amendment shall not be effective. A copy of the Plan Amendment is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Second Amendment to Neuropathix, Inc. (formerly Kannalife, Inc.) 2019 Equity Incentive Plan, effective as of March 12, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROPATHIX, INC.

Dated: March 17, 2021	By:	/s/ Dean Petkanas
Dean Petkanas
Chief Executive Officer and Chairman

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